Exhibit 5

Robinson, Bradshaw & Hinson, P.A.
Attorneys at Law

101 North Tryon Street, Suite 1900 Charlotte, North Carolina 28246 Telephone (704) 377-2536 Fax (704) 378-4000	South Carolina Office The Guardian Building 223 E. Main Street, Suite 600 Post Office Drawer 12070 Rock Hill, S.C. 29731

Telephone (803) 325-2900 Fax (803) 325-2929

December 12, 2002

Culp, Inc.
101 South Main Street
Post Office Box 2686
High Point, North Carolina 27261-2686

Re:  Registration Statement on Form S-8 of Culp, Inc.

Ladies and Gentlemen:

     We have served as counsel to Culp, Inc., a North Carolina corporation (the “Company”), in connection with the preparation by the Company of a registration statement on Form S-8 (the “Registration Statement”) for filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offer and sale of up to 1,000,000 shares of the Company’s common stock, $.05 par value per share (the “Shares”), to be issued by the Company pursuant to the Culp, Inc. 2002 Stock Option Plan (the “Plan”), and associated rights to purchase Series A Participating Preferred Stock of the Company (the “Rights”) issued pursuant to a Rights Agreement, dated as of October 8, 1999 (the “Rights Agreement”) between the Company and Equiserve Trust Company, N.A., as Rights Agent.

     We have examined the Plan, the Rights Agreement, the Articles of Incorporation of the Company and the amendments thereto listed as exhibits to the Registration Statement (the “Charter”), the Restated and Amended Bylaws of the Company listed as an exhibit to the Registration Statement (the “Bylaws”), and such other corporate and other documents and records and certificates of public officials as we have deemed necessary or appropriate for the purposes of this opinion.

     We have assumed (i) the authority and genuineness of all signatures, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

     Based upon the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

Culp, Inc.
December 12, 2002

___________________________

     1.     The Shares, if and when originally issued and sold by the Company pursuant to the terms and conditions of the Plan, and upon payment of the consideration, if any, payable therefor pursuant to the Plan, will be legally issued, fully paid and nonassessable and will represent validly authorized and outstanding shares of common stock of the Company.

     2.     The Rights associated with the Shares, if and when originally issued by the Company pursuant to the terms and conditions of the Rights Agreement, will be validly issued, fully paid and nonassessable, and will be valid and binding obligations of the Company.

     We have assumed that the Company and those officers and employees that may receive options to purchase Shares under the Plan will have complied with the relevant requirements of the Plan and that all prescribed filings with regulatory authorities, including any stock exchanges having jurisdiction, will be effected in accordance with their respective requirements and that the approvals of such regulatory authorities, including any stock exchanges having jurisdiction, will have been granted prior to the issuance of any of the Shares or Rights.

     The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act of 1933 and the Charter, Bylaws and Rights Agreement not being further amended prior to the issuance of the Shares or Rights.

     The foregoing opinions are limited to the laws of the State of North Carolina, and we express no opinion with respect to the laws of any other state or jurisdiction.

     We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

Very truly yours,

ROBINSON, BRADSHAW & HINSON, P.A.

-s- Robinson, Bradshaw & Hinson, P.A.